Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 24, 2015, with respect to the consolidated financial statements included in the Annual Report of eFuture Information Technology Inc. on Form 20-F for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statements of eFuture Information Technology Inc. on Forms S-8 (File No. 333-145576, File No. 333-168070, File No.333-182733 and File No. 333-202167).

/s/ GRANT THORNTON

Beijing, The People’s Republic of China

April 24, 2015